Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Class A Common Stock and Class B Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

SunPower Corporation

at

$23.25 Net Per Share

Pursuant to the Offer to Purchase dated May 3, 2011 by

Total Gas & Power USA, SAS

an indirect wholly owned subsidiary of

TOTAL S.A.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON TUESDAY, MAY 31, 2011, UNLESS THE OFFER IS EXTENDED.

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France and indirect wholly owned subsidiary of Total S.A., a société anonyme organized under the laws of the Republic of France, to purchase shares of Class A Common Stock, par value $0.001 per share, of SunPower Corporation, a Delaware corporation (“SunPower”), together with the associated preferred stock purchase rights issued in connection with and subject to the Rights Agreement, as amended (the “Rights Agreement”), dated as of August 12, 2008, by and between SunPower and Computershare Trust Company, N.A. (the “Class A Shares”), and shares of Class B Common Stock, par value $0.001 per share, of SunPower, together with the associated preferred stock purchase rights issued in connection with and subject to the Rights Agreement (the “Class B Shares” and together with Class A Shares, the “Shares”), for $23.25 per Share, net to the holder thereof in cash (the “Offer Price”), without interest and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 3, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments, supplements or modifications thereto, collectively constitute the “Offer”), if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

The term “Expiration Date” has the meaning set forth in Section 1 of the Offer to Purchase. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By Facsimile Transmission:

617-360-6810

To Confirm Facsimile Only:

781-575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Corp Actions Voluntary SPWR

Ladies and Gentlemen:

The undersigned hereby tenders to Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France and indirect wholly owned subsidiary of Total S.A., a société anonyme organized under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 3, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Class A Shares and Class B Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Class A Shares Tendered:

Number of Class B Shares Tendered:

Share Certificate Numbers (if available):

☐       Check here and complete the information below if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

Date:                     , 2011

Name(s) of Record Owner(s): (Please Type or Print) Address(es): (Including Zip Code) Area Code and Telephone Number: Signature(s):

Corp Actions Voluntary SPWR

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) trading days of The NASDAQ Stock Market after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

Corp Actions Voluntary SPWR